Exhibit 10.38


                            Agreement relating to the
       Termination of Contracts Outside Greater China and the Transfer of
                           Certain Business Contracts

THIS AGREEMENT is made this 22nd day of June, 2002.

BETWEEN:

(A) E-SMART SYSTEM Inc. (formerly known as Sailor Group Limited and OTI Asia Pacific Limited), a company incorporated under the laws of the British Virigin Islands having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and/or any of its subsidiaries (e-Smart"); and

(B) ON TRACK INNOVATIONS LIMITED, a company incorporated in the State of Israel whose registered office is situated at Z.H.R. Industrial Zone, Rosh Pina 12000, Israel ("OTI")

WHEREAS:

(A) e-Smart is engaged separately and/or together with OTI in contracts outside the territory of China and Hong Kong, details of which are set out in the Schedule A-1 hereto (the contracts shall be referred to hereinafter as the "Contracts" and any of them "the Contract");

(B) e-Smart and/or the parties, as the case may be, will notify the different counter parties to those Contract ("Counter Parties" and any of them "the Counter Party") of the termination of such Contracts.

(C) -Smart at the date hereof maintains certain business contracts outside the territory of the People's Republic of China, Taiwan, Hong Kong and Macau ("the Greater China") China and Hong Kong, details of which are set out in the Schedule A-2 hereto (the business contracts above shall be referred to hereinafter as the "Business Contracts").

(D) E-Smart agrees to transfer to OTI all Business Contracts, shall cease all negotiations with such Business Contacts and shall refrain from engaging any business with parties whose contracts are being terminated under this Agreement and/or whose Business Contacts are transferred to OTI under this Agreement for a period of 12 months following the execution of this Agreement, save for any existing purchase orders outstanding, if any.

NOW THIS AGREEMENT WITNESSES as follows:

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1.       e-Smart and OTI will jointly issue a termination notice to the Counter
         Parties, within 7 days from the date of this Agreement ("Letter of Termination").

         The Letter of Termination shall be in the form substantially the same as the notice in Schedule B to this Agreement notifying the relevant Counter Party of the termination of the Contract; asking them to acknowledge and confirm that as from the date hereof the Contracts are terminated; and giving an instruction of transfer regarding any deposits for deliveries of goods and/or services that have been paid in advance or have been lent to e-Smart by the Counter Party, as the case may be ("the Instruction").

2. e-Smart will transfer immediately and no later than 14 days any deposits for deliver of goods and/or services that have been paid in advance or have been lent to e-Smart by the Counter Party in accordance with the Instruction given by the relevant Counter Party.

3. e-Samrt hereby transfers to OTI all Business Contracts and undertakes to cease all negotiations with such Business Contracts. E-Smart shall make its best efforts in order to assist OTI to receive all the relevant information regarding the Contracts.

4. For a period of 12 months from the Completion Date, e-Smart or any of its subsidiaries shall not engage in any business with parties whose Contracts are being terminated and/or whose Business Contracts are transferred to OTI under this Agreement.

5. Within a period of 30 days from the date of this Agreement, e-Smart will transfer to OTI a copy of all relevant information, including but not limited to quotation, emails and correspondence between e-Smart in relation to the Business Contracts that exist on every PC in e-Smart.

6. This Agreement shall be binding on and enure for benefit of each Party's respective heirs, executors, administrators, successors and assigns (as the case may be).

7. This Agreement shall be governed by and interpreted in accordance with the laws of the England. The parties hereby agree to submit to the non-exclusive jurisdiction of the Courts of Hong King.

8. Service of any writ, summons, order, judgment or other notice of legal process regarding this Agreement shall be delivered to OTI at his registered address and to the e-Smart at its registered office.

9. This Agreement ay be executed in any number of counterpart, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

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                                   SCHEUDLE A

Schedule A-1

Contracts
1)       TXN (India)
2)       CTI       (Japan)
3)       S! Corporation (Korea)


Schedule A-2

Business Contacts:
1)       NETS (Singapore)
2)       FUJITSO (Japan)
3)       LTA (Singapore)
4)       ICIC/HPCL (India)
5) Any other business contacts outside Greater China as they exist on every PC in e-Smart including but not limited to quotations, emails and correspondence between e-Smart in relation to the Business Contracts


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

                                   SCHEDULE B


                       Format of Letter to Counter Parties


Date:___________


To:___(the Counter Party)__


We, e0Smart System Inc. (hereinafter: "e-Smart") (and On Track Innovations Ltd), hereby terminate the Contract signed between us on _______(hereinafter: "the Contract").




Sincerely Yours




-----------------------                   ----------------------------------
e-Smart System Inc.                          On Track Innovations Ltd.



To: e-Smart System Inc. and On Track Innovations Limited


We, _________(Counter Party) acknowledge the above termination notice and will have no further rights and/or claims against each of you in connection with the Contract.

(We hereby instruct e-Smart to transfer immediately an amount of US$________to On Track Innovations Ltd./Counter Party.)

-----------
Director
For and on behalf of
(Counter Party)

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


                       SUPPLEMENTAL SHAREHOLDERS AGREEMENT
                        In respect of e-Smart System Inc.


THIS SUPPLEMENTAL AGREEMENT is made the 22nd day of June 2002.

BETWEEN:

1. Ocean Wonder Limited, a company incorporated in the British Virgin Islands whose registered office is situated at P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Island ("CK-X");

2. On Track Innovations Limited, a company incorporated in the State of Israel whose registered office is situated at Z.H.R. Industrial Zone, Rosh Pina 12000, Israel ("OTI");

3. e-Smart System Inc. (formerly known as Sailor Group Limited and OTI Asia Pacific Limited), a company incorporated under the laws of the British Virgin Islands having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("the Company"); and

4. The persons listed in Schedule A of the Shareholders Agreement (hereinafter defined) (hereinafter together referred to as the "Controlling Parties" and each a "Controlling Party")

WHEREAS:

(1) On 2nd February 2000, CK-X, OTI, the Company and Controlling Parties entered into a Shareholders Agreement (the Shareholders Agreement") to govern the relationship between CK-X and OTI as shareholders of the Company and to set out the basis on which the business and affairs of the Company and all members of the Group (as defined in the Shareholders Agreement) would be managed and controlled and to provide for the rights and duties of the parties thereto and other matters therein set outs.

(2) On 2nd February 2000, OTI and the Company entered into a Distribution Agreement (the "the Distribution Agreement"_) whereby the Company was appointed as the exclusive distributor of the OTI Products in 14 countries. The parties hereto have agreed to amend certain provisions in the Shareholders Agreement and the Distribution Agreement.

(3) The parties hereto have agreed to amend the Shareholders Agreement and enter into this Supplemental Agreement subject to the terms and conditions herein contained.

IT IS HEREBY AGREED as follows:

1. Unless otherwise defined herein, the terms used in this Supplemental Agreement will have the same meanings set out in the Shareholders Agreement and the rules and principles of interpretations used in the Distribution Agreement shall apply to this Supplemental Agreement.

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


2. The parties agree to amend the Shareholders Agreement as provided herein to give effect the following amendments.

(a) The two Officers that OTI is entitled to appoint to the Company, namely the President and the CEO are to be appointed by CK-X from the date of this Supplemental Shareholders Agreement.

              (b) The Territory comprising the 14 countries in which the Company has exclusive distribution rights of the OTI products will be reduced and changed to four countries and areas, namely the People's Republic of China, Taiwan, Hong King and Macau ("the Greater China").

(b) In lieu of the remaining amount of US$330,000 payable by the Company to OTI under Clause 4.16.2 of the Shareholders Agreement, the Company will pay an amount of US$165,000 to OTI within 7 days after the signing of this Supplemental Shareholders Agreement.

This Supplemental Shareholders Agreement shall have a term for 2 years commencing from the date hereof. The term will be automatically renewed for a period of 2 years unless agreed otherwise by the parties.

3. Subject to Clause 2 above, the parties agree to amend the Shareholders Agreement as provided herein.

4.       Clause 1.1 of the Shareholders Agreement

         The definition of "Exclusive Territory" in clause 1.1 is deleted and replaced by the following:-

         "Exclusive Territory" the countries and areas listed in Annex c-1 to the Distribution Agreement where the Company shall be appointed exclusive distributor and retain exclusive distribution rights under the Distribution Agreement."

         A new definition will be added to Clause 1 of the Shareholders Agreement as follows:-

         "Other Territory" means the countries and areas listed in Annex C-2 to the Distribution Agreement."

         "Supplemental Agreement" means the supplemental shareholders agreement dated 22nd June 2002 entered into by the parties hereto to amend this Agreement."

         "Supplemental Distribution Agreement" means the supplemental distribution agreement dated 22nd June 2002 entered into between OTI and the Company to amend the Distribution Agreement."


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

5.       Clauses 13.2.1 of the Shareholders Agreement
         Clause 13.2.1 shall be subject to the new Claus 3.3 of the Distribution Agreement (as amended by the Supplemental Distribution Agreement dated 22 June, 2002).

6.       Clauses 4.6 of the Shareholders Agreement

         Clause 4.6 is deleted and replaced as follows:

         "4.6 Convening a meeting

                 The Board shall meet at such place or time as the business of the Company requires or as the Directors think fit. Board meetings may be conducted by way of meeting, telephone conference or video-conference. Any Board meeting may be convened by the Chairman or the Deputy Chairman. Not less that 7 Business Days' prior written notice of each meeting of the Board specifying the date, time and place of the meeting and the business to be transacted therat shall be given to each Director (other than a meeting reconvened following an adjournment, in respect of which no further notice shall be required), unless short notice is consented to or notice is waived by such Director. There will be four Board meeting in the first year if necessary."

7. The management will present to the Board a draft Annual Business Plan with a detailed monthly financial budget in respect of year 2002 within sixty days after the execution of this Supplemental Shareholders Agreement.

8.       Clauses 5.12 of the Shareholders Agreement

         Clause 5.12 is deleted and replaced as follows:

         "5.12 All back accounts of and contracts to be concluded by any member of the Group shall be operated or signed by: (i) two Officers, or (ii) two Directors appointed by CK-X jointly, or (iii) one Director appointed by OTI together with one Director of CK-X."

9. Within 30 days after the execution of this Supplemental Shareholders Agreement, each of CK-X and OTI shall be entitles to appoint two Committee Members, The Management Committee meetings shall be physically held in Hong Kong, or by way of telephone or video conferencing.

10. Upon the execution of this Supplemental Shareholders Agreement, the Shareholders Agreement shall be deemed to be read and construed in conjunction with this Supplemental Agreement and as if the modifications to the Shareholders Agreement contained herein were incorporated therein as from the date of this Supplemental Shareholders Agreement and, save as is expressly amended hereby the Shareholders Agreement shall continue I full force and effect and that all references in the Shareholders Agreement to this Supplemental Shareholders Agreement shall accordingly be read and construed as if they were references to the Shareholders Agreement as amended by this Supplemental Shareholders Agreement.

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

11.      Each of the parties hereto agree that:

         (a) notwithstanding the aforesaid amendments, nothing herein shall prejudice or adversely affect any right, power, authority or remedy or discharge, release or otherwise affect any liability or obligation, accrued or arising under the Shareholders Agreement (as amended by this Supplemental Shareholders Agreement); and

         (b) it is bound by and will perform all its obligations under the Shareholders Agreement (as amended by this Supplemental Shareholders Agreement).

12. If there is any conflict or inconsistency between the terms and conditions of the Shareholders Agreement and any provisions in the Supplemental Agreement, the terms and conditions of this Supplemental Shareholders Agreement shall prevail.

13. This Supplemental Shareholders Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with the laws of Hong Kong.

IN WITHESS WHEREOF the parties hereto have caused this Supplemental Agreement to be executed by their respective duly authorized officers, and have caused their respective corporate names to be signed as of the day and year hereinbefore written.

The Shareholders

SIGNED by               )
for and on behalf of    )
Ocean Wonder Limited    )
In the presence of:-    )


SIGNED by               )
for and on behalf of    )
ON TRACK INNOVATIONS    )
LIMITED                 )
In the presence of:-    )

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

The Company

SIGNED by               )
for and on behalf of    )
e-Smart Systems Inc.    )
In the presence of:-    )

The Controlling Parties

SIGNED by               )
for and on behalf of    )
ON TRACKINNOVATIONS     )
LIMITED                 )
In the presence of:-    )


SIGNED by               )
for and on behalf of    )
CHEUNG KONG             )
INFRASTRUCTURE          )
HOLDINGS LIMITED        )
In the presence of:-    )


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

                       SUPPLEMENTAL DISTRIBUTION AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made the 22nd day of June 2002

BETWEEN

On Track Innovations Limited, a company incorporated under the laws of the State of Israel, having its principal place of business at Z.H.R. I.Z., Rosh Pina 12000, Israel ("OTI");

AND

e-Smart System Inc. (formerly known as Sailor Group Limited and OTI Asia Pacific Limited), a company incorporated under the laws of the British Virgin Islands having it registered office at P.O. Box 957, Offshore Incorporations Centre Road Two, Tortola, British Virgin Island ("Distributor").

WHEREAS:

(1) Pursuant to a Distribution Agreement dated 2nd February 2000 entered into between OTI and the Distributor ("Distribution Agreement"), OTI had appointed the Distributor as an exclusive distributor of the OTI products in the Territory for so long as the Shareholders Agreement dated 2nd February 2000 entered into between OTI, the Distributor and other parties is in force.

(2.) The parties hereto have agreed that the Territory defined in Annex C to the Distribution Agreement shall be changed in accordance with the terms of this Supplemental Distribution Agreement.

IT IS HEREBY AGREED as follows:-

1. Unless otherwise defined herein, the terms used in the Supplemental Distribution Agreement will have the same meanings set out in the Distribution Agreement and the rules and principles of interpretation used in the Distribution Agreement shall apply to this Supplemental Agreement.


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


2. Both parties agree to amend the Distribution Agreement as provided herein.

3.       Clause 1 of the Distribution Agreement

3.1 The definition of the term "The Territory" will be deleted and replaced as follows:

         "1.1.10 "The Territory means the countries and areas listed in Annex C-1 hereto."

3.2 A new definition will be added to Clause 1 of the Distribution Agreement as follows:

         "1.1.14 "Other Territory" means the countries and areas listed in Annex C-2 hereto."

4.       Annex C of the Distribution Agreement

         Annex shall be deleted and substituted by the following:

         Annex C-1
         The Territory

1.       The People's Republic of China.
2.       Hong Kong.
3.       Taiwan,
4.       Macau.

         Annex C-2
         Other Territory
         ----------------
1.       Singapore.
2.       Australia.
3.       South Korea.
4.       Japan.
5.       The Philippines.
6.       Malaysia.
7.       Indonesia.
8.       Thailand.
9.       India.
10.      Vietnam.
11.      New Zealand.

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

5.       Clauses 3.2 and 3.3 of the Distribution Agreement

         Clauses 3.2 and 3.3 of the Distribution Agreement are deleted and substituted by the following:-

              "Appointment and Exclusivity

         3.2 Subject to the terms and conditions set forth herein the appointment of the Distributor hereunder is exclusive and OTI shall not appoint another Distributor in the Territory.

         3.3 Without derogating from the Distributor's rights under Clause 3.2, any business opportunity OTI encounters within the Territory shall be offered in writing to the Distributor and any business opportunity the Distributor encounters within the Other Territory shall be offered in writing to OTI. In the event that OTI or the Distributor, as the case may be, has rejected in writing the offer to be engaged in such business opportunity or does not reply to such offer within 7 Business Days, the other party shall be entitles to be engaged in such business opportunity and in such cases Clauses 15.3 and 16.2.2 to the Distribution Agreement shall not apply.

6. Upon the execution of this Supplemental Distribution Agreement, the Distribution Agreement shall be deemed to be read and construed in conjunction with this Supplemental Agreement and as if the modification to the Distribution Agreement contained herein were incorporated therein as from the date of this Supplemental Distribution Agreement and, save as is expressly amended here by, the Distribution Agreement shall continue in full force and effect and that all references in the Distribution Agreement to "this Agreement" shall accordingly be read and construed as if they were references to the Distribution Agreement as amended by this Supplemental Distribution Agreement.

7.       Each of the parties hereto agree that:

         (a) notwithstanding the aforesaid amendments, nothing herein shall prejudice or adversely affect any right, power, authority or remedy or discharge. Release or otherwise affect any liability or obligation, accrued or arising under the Distribution Agreement (as amended by this Supplemental Distribution Agreement); and


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

         (b) it is bound by and will perform all its obligations under the Distribution Agreement (as amended by this Supplemental Distribution Agreement).

8. If there is any conflict or inconsistency between the terms and conditions of the Distribution Agreement and any provisions in the Supplemental Agreement, the terms and conditions of this Supplemental Distribution Agreement shall prevail.

IN WITNESS WHEREOF the parties hereto have caused this Supplemental Distribution Agreement to be executed by their respective duly authorized officers, and have caused their respective corporate names to be signed as of the day and year hereinbefore written.



SIGNED by                       )
for on behalf of                )
On Track Innovations Limited    )
in the presence of:-            )



SIGNED by                       )
for and on behalf of            )
e-Smart System Inc.             )
in the presence of:-            )